Exhibit 3.1

PUBLIC STORAGE

ARTICLES SUPPLEMENTARY

PUBLIC STORAGE, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the articles of amendment and restatement of the Trust’s declaration of trust (the “Declaration of Trust”), the Board of Trustees, by duly adopted resolutions, reclassified and designated all of the authorized (but currently unissued) shares of (a) 6.125% Cumulative Preferred Shares, Series A, $0.01 par value per share, (b) 7.125% Cumulative Preferred Shares, Series B, $0.01 par value per share, (c) 6.600% Cumulative Preferred Shares, Series C, $0.01 par value per share, (d) 6.180% Cumulative Preferred Shares, Series D, $0.01 par value per share, (e) 6.750% Cumulative Preferred Shares, Series E, $0.01 par value per share, (f) 6.450% Cumulative Preferred Shares, Series F, $0.01 par value per share, (g) 7.000% Cumulative Preferred Shares, Series G, $0.01 par value per share, (h) 6.950% Cumulative Preferred Shares, Series H, $0.01 par value per share, (i) 7.250% Cumulative Preferred Shares, Series I, $0.01 par value per share, (j) 7.250 % Cumulative Preferred Shares, Series J, $0.01 par value per share, (k) 7.250% Cumulative Preferred Shares, Series K, $0.01 par value per share, (l) 6.750% Cumulative Preferred Shares, Series L, $0.01 par value per share, (m) 6.625% Cumulative Preferred Shares, Series M, $0.01 par value per share, (n) 6.400% Cumulative Preferred Shares, Series NN, $0.01 par value per share, (o) 7.500% Cumulative Preferred Shares, Series V, $0.01 par value per share, (p) 6.500% Cumulative Preferred Shares, Series W, $0.01 par value per share, (q) 6.450% Cumulative Preferred Shares, Series X, $0.01 par value per share, (r) 6.850% Cumulative Preferred Shares, Series Y, $0.01 par value per share, (s) 6.250% Cumulative Preferred Shares, Series Z, $0.01 par value per share, (t) 7.00% Cumulative Preferred Shares, Series N, $0.01 par value per share, (u) 6.875% Cumulative Preferred Shares, Series O, $0.01 par value per share, (v) 6.5% Cumulative Preferred Shares, Series P, $0.01 par value per share, (w) 6.5% Cumulative Preferred Shares, Series Q, $0.01 par value per share, (x) 6.35% Cumulative Preferred Shares, Series R, $0.01 par value per share, (y) 5.90% Cumulative Preferred Shares, Series S, $0.01 par value per share, (z) 5.750% Cumulative Preferred Shares, Series T, $0.01 par value per share, (aa) 5.625% Cumulative Preferred Shares, Series U, $0.01 par value per share, (bb) 5.375% Cumulative Preferred Shares, Series V, $0.01 par value per share, (cc) 5.20% Cumulative Preferred Shares, Series W, $0.01 par value per share, (dd) 5.20% Cumulative Preferred Shares, Series X, $0.01 par value per share, (ee) 6.375% Cumulative Preferred Shares, Series Y, $0.01 par value per share, (ff) 6.00% Cumulative Preferred Shares, Series Z, $0.01 par value per share, (gg) 5.875% Cumulative Preferred Shares, Series A, $0.01 par value per share, (hh) 5.40% Cumulative Preferred Shares, Series B, $0.01 par value per share, (ii) 5.125% Cumulative Preferred Shares, Series C, $0.01 par value per share, (jj) 4.95% Cumulative Preferred Shares, Series D, $0.01 par value per share, and (kk) 4.90% Cumulative Preferred Shares, Series E, $0.01 par value per share (such series collectively, the “Redeemed Preferred Shares”), as preferred shares of beneficial interest, $0.01 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Declaration of Trust.

SECOND: Under a power contained in Article VI of the Declaration of Trust, the Board of Trustees, by duly adopted resolutions, reclassified and designated all of the authorized (but currently unissued) shares of (a) Equity Shares, Series A, $0.01 par value per share (the “Series A Equity Shares”) and (b) Equity Shares, Series AAA, $0.01 par value per share (the “Series AAA Equity Shares”), as equity shares of beneficial interest, $0.01 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in the Declaration of Trust.

THIRD: The Redeemed Preferred Shares, Series A Equity Share, and Series AAA Equity Shares have been reclassified and designated by the Board of Trustees under the authority contained in the Declaration of Trust.

FOURTH: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President, Chief Financial and Investment Officer and attested to by its Secretary this 2nd day of August, 2023.

ATTEST:		PUBLIC STORAGE,
a Maryland real estate investment trust

By:	/s/ Nathaniel A. Vitan	By:	/s/ H. Thomas Boyle
Name: Nathaniel A. Vitan		Name: H. Thomas Boyle
Title: Senior Vice President, Chief Legal Officer & Corporate Secretary		Title: Senior Vice President, Chief Financial and Investment Officer

THE UNDERSIGNED, the Senior Vice President, Chief Financial and Investment Officer of Public Storage, who executed on behalf of the Trust the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the duly authorized act of said Trust and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By:	/s/ H. Thomas Boyle
Name: H. Thomas Boyle
Title: Senior Vice President, Chief Financial and Investment Officer

[Signature Page to Articles Supplementary]